Morgan Stanley Dividend Growth Securities Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2003 - June 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
                                                                      Goldman
                                                                       Sachs,
                                                                       Morgan
                                                                      Stanley,
                                                                      Banc of
            05/19/  6,350,   $47.25 $300,037  646,40  10.180   0.43   America
   The        03      000             ,500       0       %      6%   Securities
 Hartford                                                               LLC,
Financial                                                            Citigroup,
 Services                                                               UBS
Group, Inc                                                            Warburg,
                                                                     AG Edwards
                                                                     & Sons, JP
                                                                      Morgan,
                                                                     Edward D.
                                                                      Jones &
                                                                        Co,
                                                                      Merrill
                                                                       Lynch,
                                                                      SunTust
                                                                      Robinson
                                                                     Humphrey,
                                                                      Wachovia
                                                                     Securities
                                                                     and Wells
                                                                       Fargo
                                                                     Securities